EXHIBIT 11

DUCOMMUN INCORPORATED AND SUBSIDIARIES

RECONCILIATION OF THE NUMERATORS AND DENOMINATORS OF

THE BASIC AND DILUTED EARNINGS PER SHARE COMPUTATIONS

	For the Year Ended December 31, 2002
	Income (Numerator)	Shares (Denominator)	Per-Share Amount
Basic EPS
Income Available to Common Stockholders	$6,505,000	9,806,000	$.66

Effect of Dilutive Securities
Stock Options	-	148,000

Diluted EPS
Income Available to Common Stockholders + Assumed Conversions	$6,505,000	$9,954,000	$.65

	For the Year Ended December 31, 2001
	Income (Numerator)	Shares (Denominator)	Per-Share Amount
Basic EPS
Income Available to Common Stockholders	$14,603,000	9,662,000	$1.51

Effect of Dilutive Securities
Stock Options	-	64,000

Diluted EPS
Income Available to Common Stockholders + Assumed Conversions	$14,603,000	$9,726,000	$1.50

	For the Year Ended December 31, 2000
	Income (Numerator)	Shares (Denominator)	Per-Share Amount
Basic EPS
Income Available to Common Stockholders	$12,720,000	9,650,000	$1.32

Effect of Dilutive Securities
Stock Options	-	111,000

Diluted EPS
Income Available to Common Stockholders + Assumed Conversions	$12,720,000	9,761,000	$1.30